Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Tax-Advantaged Total
Return Strategy Fund
333-110818
811-21471

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
and new Sub-Advisory Agreements
filed in Proxy materials in the SEC
filing on
June 20, 2005, under Conformed
Submission
Type DEF 14A, accession
number 0000950137-05-007506.